EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (registration statement numbers 333-111802, 333-105723, 333-61452, 333-44078 and 333-69481) of Sterling Financial Corporation, of our report dated January 30, 2004, relating to the consolidated financial statements of Sterling Financial Corporation, which appears in Sterling Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ BDO Seidman, LLP
Spokane, Washington

March 11, 2004